Exhibit 99.1


                         CONCURRENT COMPUTER CORPORATION
                              AMENDED AND RESTATED
                             2001 STOCK OPTION PLAN

SECTION 1.     Purpose.  The purpose of the Concurrent Computer Corporation 2001
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Stock Option Plan is to advance the interests of Concurrent Computer Corporation
(the "Company") by enabling officers, employees, non-employee directors and consultants of the Company and its Affiliates to participate in the Company's future and to enable the Company to attract and retain such persons by offering them proprietary interests in the Company.

SECTION  2.     Definitions.  For  purposes of the Plan, the following terms are
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defined  as  set  forth  below:

          a.   "Affiliate"  means  a  corporation  or  other  entity  controlled
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               (as  determined  by  the  Committee)  directly,  or  indirectly through one or more intermediaries, by the Company and designated by the Committee as such.

          b.   "Award"  means an award granted to a Participant in the form of
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               a  Stock  Appreciation  Right,  Stock  Option,  or  Restricted
               Stock, or any combination of the foregoing.

          c.   "Board"  means  the  Board  of  Directors  of  the  Company.
                -----

          d.   "Cause"  shall  have  the  meaning  set  forth  in  Section  9.
                -----

          e.   "Change of Control" shall have the meaning set forth in Section
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               12.

          f.   "Code" means the Internal Revenue Code of 1986, as amended from
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               time to time, and any successor thereto.

          g.   "Committee"  means  the  Committee  referred  to  in Section 5.
                ---------

          h.   "Company"  means  Concurrent  Computer  Corporation, a Delaware
                -------
               corporation.

          i.   "Disability" means permanent and total disability as determined
                ----------
               under procedures established by the Committee for purposes of the Plan (provided, in the case of Incentive Stock Option "Disability" is determined consistent with permanent and total disability as defined in Section 22(e)(3) of the Code).

          j.   "Exchange  Act"  means  the Securities Exchange Act of 1934, as
                -------------
               amended from time to time, and any successor thereto.

          k.   "Fair  Market  Value"  means  the  closing sale price as of any
                -------------------
               given date of a share of Stock if the Stock is listed on a national securities exchange or quoted on the NASDAQ system or, if no such closing price is available on such date, such closing price as reported for the immediately preceding business day. If the Stock is not listed on a national securities exchange or quoted on the NASDAQ system, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

          l.   "Incentive  Stock Option" means any Stock Option intended to be
                -----------------------
               and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          m.   "Non-Qualified  Stock  Option"  means  any  Stock  Option that is
                ----------------------------
               not an Incentive Stock Option.

          n.   "Normal  Retirement"  means  retirement  from active employment
                ------------------
               with the Company or an Affiliate at or after age 65 or at such other age as may be specified by the Committee in the Award agreement.

          o.   "Participant" means an officer, employee, non-employee director
                -----------
               or consultant of the Company or of an Affiliate to whom an Award has been granted that has not terminated, expired or been fully exercised.

          p.   "Plan"  means  the  Concurrent  Computer Corporation 2001 Stock
                ----
               Option Plan, as set forth herein and as hereinafter amended from time to time.

          q.   "Restriction  Period"  means the period of time, which may be a
                -------------------
               single  period  or  multiple  periods,  during  which  Restricted
               Stock awarded to a Participant remains subject to the Restrictions imposed on such Stock, as determined by the Committee.

          r.   "Restrictions" means the restrictions and conditions imposed on
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               Restricted  Stock  awarded  to  a  Participant,  as determined by the Committee, that must be satisfied in order for the Restricted Stock to vest, in whole or in part, in the Participant.

          s.   "Restricted  Stock"  means  an  award  of  Stock  subject  to
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               Restrictions  whereby  the  Participant's  rights  to  full enjoyment of the Stock are conditioned upon the future performance of substantial services or are otherwise subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

          t.   "Restricted  Stock Agreement" means a written agreement between
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               a  Participant  and  the  Company  evidencing  an  Award  of
               Restricted Stock.

          u.   "Restricted  Stock  Award  Date"  means  the  date on which the
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               Committee awarded Restricted Stock to the Participant.

          v.   "Retirement" means Normal Retirement or early retirement if the
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               Company's Profit Sharing and Savings Plan provides for same.

          w.   "Rule  16b-3"  means  the exemption under Rule 16b-3 to Section
                -----------
               16(b) of the Exchange Act, as amended from time to time.

          x.   "Stock"  means  common  stock, $.01 per share par value, of the
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               Company.

          y.   "Stock  Appreciation Right" means a right granted under Section
                -------------------------
               10 to receive the appreciation in a share of Stock.

          z.   "Stock  Option"  or  "Option"  means  an  option  granted under
                -------------        ------
               Section  7  or  9.

          aa.  "Termination  of  Employment"  means  the  termination  of  a
                ---------------------------
               Participant's employment with the Company and any Affiliate. A Participant employed by an Affiliate also shall be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the Participant does not immediately thereafter become an employee of the Company or another Affiliate.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used. For purposes of the definitions set forth in this Section 2, the singular shall include the plural and the plural shall include the singular.

SECTION 3.     Effective Date.  The effective date of the Plan shall be November
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               1,  2001.

SECTION 4.     Stock  Subject  to  Plan.
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     The  number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan effective October 26, 2004 shall be increased by an additional 4,000,000 shares of Stock so that the total number reserved and available for issuance pursuant to Awards under the Plan on such date shall be 4,000,000 plus the number of shares of Stock then remaining from the 3,000,000 shares of Stock which were originally reserved and available for issuance pursuant to Awards under the Plan (which 3,000,000 includes all shares previously reserved and available for issuance under the Concurrent Computer Corporation 1991 Restated Stock Option Plan (the "1991 Plan") that, as of the original effective date of the Plan, were not subject to an outstanding award under the 1991 Plan). Shares of Stock reserved and available for issuance pursuant to Awards under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     If any shares of Stock cease to be subject to a Stock Option (as a result of cancellation, expiration or exchange of such Option), if any shares of Restricted Stock are forfeited, or if any Award otherwise terminates without a distribution being made to the Participant in the form of Stock, such shares shall again be available for Awards under the Plan. In addition, any Stock purchased by a Participant upon exercise of an Option under the Plan, that is subsequently repurchased by the Company pursuant to the terms of such Option, may again be the subject of an Award under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization (including, but not limited to, the issuance of Stock or any securities convertible into Stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Stock or other similar change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, the annual grant caps described in Section 6, the non-employee director grant numbers described in
Section 7, and the number and Option price of shares subject to outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award always shall be a whole number. Such adjusted Option price also shall be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. In addition, the Committee shall have the right (in any manner that the Committee in its discretion deems consistent with Section 424(a) of the Code and without regard to the annual grant caps described in Section 6) to make any Award to effect the assumption of, or the substitution for, stock option, stock appreciation right and restricted stock grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock option, stock appreciation right and restricted stock grants.

SECTION  5.     Administration.
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     The  Plan shall be administered by the Compensation Committee ("Committee")
of the Board or such other committee of the Board, composed of not less than two
(2) members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under Section 162(m) of the Code. If at any time no Committee shall be in place, the functions of the Committee specified in the Plan shall be exercised by the Board.

     The Committee shall have plenary authority to grant Awards to officers, employees and consultants of the Company or an Affiliate.



     Among other things, the Committee shall have the authority, subject to the terms of the Plan,

          (a) to select the officers, employees and consultants to whom Awards may from to time be granted;

          (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock, or any combination thereof, are to be granted hereunder;

          (c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

          (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option price, any vesting restriction or limitation, any repurchase rights in favor of the Company and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

          (e) to determine under what circumstances an Award may be settled in cash or Stock; and

          (f)  to determine Fair Market Value.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

     Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

SECTION  6.     Eligibility  and  Annual  Grant  Caps.
                -------------------------------------

     Officers, employees and consultants of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates are eligible to be granted Awards under the Plan. Non-employee directors of the Company are eligible only to be granted Options pursuant to Section 7. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Award under the Plan shall not be eligible to receive an Award under the Plan for the duration of the waiver.

      No officer, employee or consultant shall be granted in any calendar year Options to purchase more than 1,000,000 shares of Stock, Stock Appreciation Rights based on the appreciation with respect to more than 1,000,000 shares of Stock, or Awards of Restricted Stock for more than 1,000,000 shares of Stock.

SECTION  7.     Options  Granted  to  Non-Employee  Directors.
                ---------------------------------------------

     The provisions of this Section 7 govern the granting and terms of Options for any director of the Company who is not an employee of the Company or any of its Affiliates ("Eligible Director"). No Option may be granted to Eligible Directors other than pursuant to this Section 7.

     On the date of the initial election of an Eligible Director to the Board, without further action by the Board or the stockholders of the Company, such Eligible Director automatically shall be granted an Option to purchase 20,000 shares of Stock. On the date of each annual meeting of stockholders of the Company after an Eligible Director's initial election, such Eligible Director shall be granted, without further action by the Board or the stockholders of the Company, an Option to purchase 10,000 shares of Stock, for service to be provided as a director of the Company.

     The Option price per share purchaseable upon the exercise of an Option under this Section 7 shall be 100% of the Fair Market Value of such share as of the date such Option is granted. Each Option granted under this Section 7 shall be immediately exercisable and no Option shall be exercisable after the expiration of ten (10) years from the date of grant. Each Option granted pursuant to this Section 7 shall be exercisable during the period the Eligible Director remains a member of the Board and for a period of three (3) years following termination of service on the Board, other than termination for Cause (in which case the Option shall immediately terminate in full), or until the tenth (10th) anniversary of the date of grant, whichever period is shorter.

SECTION  8.     Duration  of  the  Plan.
                -----------------------

     The Plan shall terminate ten (10) years from the effective date specified in Section 4, unless terminated earlier pursuant to Section 13, and no Options may be granted thereafter.

SECTION  9.     Stock  Options.
                --------------

     Stock Options granted under the Plan may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any officer, employee or consultant of the Company or of an Affiliate Stock Options (with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiary corporations (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     Stock Options shall be evidenced by Option agreements, the terms and provisions of which may differ. An Option agreement shall indicate on its face whether it is an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and takes such other action as necessary for the grant of the Stock Option. The Company shall notify a Participant of any grant of a Stock Option, and a written Option agreement shall be duly executed and delivered by the Company to the Participant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

          (a)     Option Price.  The Option price per share of Stock purchasable
                  ------------
under an Option shall be determined by the Committee and set forth in the Option agreement, and shall not be less than the Fair Market Value of a share of Stock subject to the Option on the date of grant of the Option (or, in the case of an Incentive Stock Option granted to a "10 percent" shareholder under Section 422(b)(6) of the Code, shall not be less than 110% of the Fair Market Value of a share of Stock subject to the Option on the date of grant of the Option).

          (b)     Option  Term.  The term of each Stock Option shall be ten (10)
                  ------------
years, unless otherwise specified by the Committee in the written option agreement (provided that no Option shall be exercisable more than ten (10) years after the date of grant and no Incentive Stock Option granted to a "10 percent" shareholder under Section 422(b)(6) of the Code shall be exercisable more than five (5) years after the date of grant).

          (c)     Exercisability.  Subject to Section 12, Stock Options shall be
                  --------------
exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, accelerate the exercisability of any Stock Option.

          (d)     Method of Exercise.  Subject to the provisions of this Section
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9,  Stock Options may be exercised (to the extent then exercisable), in whole or in part, at any time during the Option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment in full or in part also may be made in the form of unrestricted Stock already owned by the optionee of the same class as the Stock subject to the Stock Option; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock of the same class as the Stock subject to the Stock Option shall be authorized only at the time the Stock Option is granted. If a Stock Option is exercised using unrestricted Stock already owned by the optionee, such Stock must have been held by the optionee for at least six (6) months.

     In the discretion of the Committee, payment for any Stock subject to an Option also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of already owned shares of Stock exchanged in full or partial payment for the shares purchased upon the exercise of an Option shall be equal to the aggregate Fair Market Value of such already owned shares of Stock on the date preceding the exercise of such Option (and transfer of such already owned shares to the account of the Company).

          (e)     Non-transferability  of  Options.  No  Stock  Option  shall be
                  --------------------------------
transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the Option agreement and any person to whom an Option is transferred by will or the laws of descent and distribution.

          (f)     Termination  by Death.  If an optionee's employment terminates
                  ---------------------
by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (g)     Termination  by  Reason  of  Disability.  If  any  optionee's
                  ---------------------------------------
employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such one-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (h)     Other  Termination.  If  an  optionee  incurs a Termination of
                  ------------------
Employment for any reason other than death, Disability or Cause, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of three (3) months (or such shorter period as the Committee may specify at grant) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter. If an optionee incurs a Termination of Employment by the Company or an Affiliate for Cause, any Stock Option held by such optionee shall thereupon immediately terminate in full. Unless otherwise determined by the Committee at the time of grant of an Option, for the purposes of the Plan, "Cause" shall have the same meaning as that set forth in any employment or severance agreement in effect between the Company and the Participant at the time of determination. If there is no such employment or severance agreement, "Cause" shall have the same meaning as set forth in the Award or if there is no such definition in the Award, "Cause" shall mean (1) the conviction of the optionee for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling the optionee's employment duties (or duties as a director, in the case of a non-employee director), or (3) willful and deliberate failure on the part of the optionee to perform his or her employment duties (or duties as a director, in the case of a non-employee director) in any material respect.

          (i)     $100,000  Limit  for Incentive Stock Options.  No Stock Option
                  --------------------------------------------
shall be treated as an ISO to the extent that the aggregate Fair Market Value of the shares of Stock subject to the Option that would first become exercisable in any calendar year exceeds $100,000. Any such excess instead automatically shall be treated as a Non-Qualified Stock Option. The Committee shall interpret and administer the Incentive Stock Option limitation set forth in this Section 9(i) in accordance with Section 422(d) of the Code, and the Committee shall treat this Section 9(i) as in effect only for those periods for which Section 422(d) of the Code is in effect.

          (j)     Cashing  out  of  Option.  On  receipt  of  written  notice of
                  ------------------------
exercise, the Committee may elect to cash out all or part of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of a share of Stock that is the subject of the Option exercise over the Option price times the number of shares of Stock subject to the Option on the effective date of such cash out.

SECTION  10.     Stock  Appreciation  Rights.
                 ---------------------------

          (a)     Grant  and Exercise.  Stock Appreciation Rights may be granted
                  -------------------
in conjunction with all or part of a Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

     A Stock Appreciation Right may be exercised by an optionee in accordance with Section 10(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 10(b). A Stock Option that has been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

          (b)     Terms  and  Conditions.  Stock  Appreciation  Rights  shall be
                  ----------------------
subject to such terms and conditions as shall be determined by the Committee, including the following:

               (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 9 and this Section 10.

               (ii) Upon  the  exercise  of  a  Stock  Appreciation  Right,  an optionee shall be entitled to receive an amount in cash, shares of Stock, or both, equal in value to the excess of the Fair Market Value of one share of Stock over the Option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

               (iii) Stock  Appreciation  Rights  shall  be  transferable  only when and to the extent that the underlying Stock Option would be transferable under Section 9(e).

               (iv) Upon  the  exercise  of  a  Stock  Appreciation  Right,  the
                    Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of determining the number of shares of Stock available for issuance under the Plan in accordance with Section 4, but only to the extent of the number of shares resulting from dividing the value of the Stock Appreciation Right at the time of exercise, determined in accordance with this Section 10, by the Fair Market Value of one share of Stock.

SECTION  11.     Terms  of  Restricted  Stock  Awards.
                 ------------------------------------

     Subject to and consistent with the provisions of the Plan, with respect to each Award of Restricted Stock to a Participant, the Committee shall determine

          (a) the terms and conditions of the Restricted Stock Agreement between the Company and the Participant evidencing the Award;

          (b) the Restriction Period for all or a portion of the Award, which Restriction Period may differ with respect to each Participant but shall be at least three (3) years, unless the Restriction or Restrictions applicable to the Award are based on the attainment of specific corporate, divisional or individual performance standards or goals;

          (c) the Restriction or Restrictions applicable to the Award, including, but not limited to, continuous employment with the Company or an Affiliate for a specified term or the attainment of specific corporate, divisional or individual performance standards or goals, which Restrictions or Restrictions may differ with respect to each Participant;

          (d) whether the Participant shall receive the dividends and other distributions paid with respect to the Award as declared and paid to the holder of the Stock during the Restriction Period or whether such dividends or other distributions shall be withheld by the Company for the account of the Participant until the Restriction Period has expired or the Restrictions have been satisfied, and whether interest shall be paid on such dividends and other distributions withheld, and if so, the rate of interest to be paid; and

          (e) the percentage of the Award that shall vest in the Participant in the event of death, Disability or Retirement prior to the expiration of the Restriction Period or the satisfaction of the Restrictions applicable to the Award.

     Upon an Award of Restricted Stock to a Participant, the stock certificate representing the Restricted Stock shall be issued in the name of the Participant, or otherwise shall be transferred to the name of the Participant on the books and records of the Company, whereupon the Participant shall become a stockholder of the Company with respect to such Restricted Stock and shall be entitled to vote the Stock. Any stock certificates issued to the Participant shall be held in custody by the Company, together with stock powers executed by the Participant in favor of the Company, until the Restriction Period expires and the Restrictions imposed on the Restricted Stock are satisfied.

SECTION  12.     Change  of  Control.
                 -------------------

          Unless an Award agreement provides otherwise, upon the occurrence of a Change of Control,

          (a) any and all outstanding Options and Stock Appreciation Rights shall become immediately exercisable, and the Committee, in its discretion, shall have the right (but not the obligation) to cash out prior to the transaction each Option and Stock Appreciation Right by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of a share of Stock over the Option price per share of Stock times the number of shares of Stock subject to the Option on the effective date of the cash out (in which event each Option and Stock Appreciation Right shall thereupon expire); and

          (b) the Restriction Period and Restrictions imposed on the Restricted Stock shall lapse, and the Restricted Stock shall vest in the Participant, and any dividends and distributions paid with respect to the Restricted Stock that were escrowed during the Restriction Period shall be paid to the Participant.

          For purposes of this Plan, "Change of Control" means the occurrence of any of the following events:

          (a) the acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder, including, without limitation, Rule 13d-5(b)) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of the Company that represent 35% or more of the combined voting power of the Company's then outstanding voting securities, other than

          (i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

          (ii) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

          (iii) an acquisition of voting securities pursuant to a transaction described in clause (c) below that would not be a Change of Control under clause (c);

          (b) a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:

          (i) a director who has been a director of the Company for a continuous period of at least 24 months, or

          (ii) a director whose election or nomination as director was approved by a vote of at least two-thirds of the then directors described in clauses (b)(i), (ii), or (iii) by prior nomination or election, but excluding, for the purpose of this subclause
               (ii), any director whose initial assumption of office occurred as a result of an actual or threatened (y) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (z) tender offer, merger, sale of substantially all of the Company's assets, consolidation, reorganization, or business combination that would be a Change of Control under clause (c) on consummation thereof, or

          (iii) who were serving on the Board as a result of the consummation of a transaction described in clause (c) that would not be a Change of Control under clause (c);

          (c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets or
(z) the acquisition of assets or stock of another entity, in each case, other than in a transaction

          (i) that results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least 50% of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

          (ii) after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the Board's approval of the agreement providing for the transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time), and

          (iii) after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity, unless the Board determines in its discretion that beneficial ownership by a person or group of voting securities representing 35% or more of the combined voting power of the Successor Entity shall not be deemed a Change of Control; or

          (d)  a  liquidation  or  dissolution  of  the  Company.

          For purposes of clarification, an acquisition of Company securities by the Company that causes the Company's voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the Company's then outstanding voting securities is not to be treated as an "acquisition" by any person or group for purposes of clause (a) above. For purposes of clause (a) above, the Company makes the calculation of voting power as if the date of the acquisition were a record date for a vote of the Company's shareholders, and for purposes of clause (c) above, the Company makes the calculation of voting power as if the date of the consummation of the transaction were a record date for a vote of the Company's shareholders.

SECTION  13.     Amendments  and  Termination.
                 ----------------------------

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would (i) impair the rights of an Award theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders (a) to the extent such approval is required by law or agreement or (b) to the extent such amendment materially increases the benefits accruing to Participants under the Plan, materially modifies the requirements as to eligibility for participation in the Plan, or increases the grants under
Section  7.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Award holder without the holder's consent, except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without shareholder approval.

SECTION  14.     General  Provisions.
                 -------------------

          (a) Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

     (b) The Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any employee at any time.

     (c) No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. No federal tax withholding shall be effected under the Plan that exceeds the minimum statutory federal withholding requirements.

     (d) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

     (e) Agreements entered into by the Company and Participants relating to Awards under the Plan, in such form as may be approved by the Committee from time to time, to the extent consistent with or permitted by the Plan shall control with respect to the terms and conditions of the subject Award. If any provisions of the Plan or any agreement entered into pursuant to the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan or the subject agreement.

     (f) As a condition to the grant of an Award, or the issuance of shares of Stock subject to an Award, the Committee may prescribe corporate, divisional, and/or individual performance goals applicable to all or any portion of the shares subject to the Award. Performance goals may be based on achieving a certain level of revenue, earnings, earnings per share, net income, return on equity, return on capital, return on assets, total shareholder return, return on sales or cash flow, or any combination thereof, of the Company or the Company and its Affiliates, or any division thereof, or on the extent of changes in such criteria.

     (g) All references to sections are to sections of the Plan unless otherwise indicated. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.